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                                                                   EXHIBIT 10.82

                         FIRST AMENDMENT TO AGREEMENT
                      TO SELL AND PURCHASE REAL PROPERTY
                            AND ESCROW INSTRUCTIONS


          This First Amendment to Agreement to Sell and Purchase Real Property and Escrow Instructions (the "Amendment") is entered into as of April 6, 1998, by and between Certified Grocers of California, Ltd., a California corporation ("Seller") and Smart & Final Stores Corporation, a California corporation ("Buyer") with respect to the following facts and circumstances:

          A. Buyer and Seller have previously entered into that certain Agreement to Sell and Purchase Real Property and Escrow Instructions dated September 12, 1997 (the "Purchase Agreement"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given those terms in the Purchase Agreement.

          B. Buyer and Seller desire to amend the Purchase Agreement on the terms and conditions contained herein.

          It is, therefore, agreed as follows:

          1. The List of Particulars in the Purchase Agreement is hereby amended by changing the "Purchase Price" to read "Ten-Million Eight-Hundred Thousand Dollars ($10,800,000.00), as may be adjusted pursuant to Article 2 herein, payable as provided in this Agreement".

          2. The List of Particulars in the Purchase Agreement is hereby amended by changing the "Closing Date" to read "June 1, 1998, unless advanced or extended as provided in this Agreement".

          3.   The following new Section 1.2 is hereby added to the Purchase
Agreement:

               "1.2 Separate Areas. Prior to the Closing Date, Seller shall
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     clearly establish, divide and document (as reasonably necessary to satisfy
     Buyer) the Property into two (2) separate areas. The "Reserved Areas" shall be a single area comprised of (i) the "Office Building" (as defined below) and (ii) the "Construction Zone" (as defined below). The second area shall comprise all other areas of the Property (the "Principal Area"). Following

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     the Closing Date, the definition of Reserved Areas may not increase in size".

          4. Section 2.3 of the Purchase Agreement is hereby amended by the addition of "So long as Seller shall occupy the Reserved Areas, Seller shall retain the rights of reasonable ingress and egress through the adjacent areas of the Property between the Reserved Areas and public streets and sidewalks, as well as continued connection and use of those utilities necessary for the continued operation of the occupied portions of the Reserved Areas."

          5. Section 2.4, 2.5, 2.6 and 2.7 of the Purchase Agreement are hereby amended in their entirety to read as follows:

                "2.4 Payment for Vacation of Principal Area; Closing. Upon
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     satisfaction of the last to occur of the following (a) Seller's complete vacation of the entire Property excluding the Reserved Areas, (b)
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     completion of the Pre-Closing Site Work (as defined below) to be performed by Seller relative to the Principal Area, (c) satisfaction (or written waiver by Buyer) of the conditions contained in Section 5.9.1, and (d) satisfaction (or written waiver by Seller) of the conditions contained in
     Section 5.9.2, the Closing shall occur, Buyer shall take title to the entire Property (subject to Seller's rights under Section 5.10.1) and Buyer will pay to Seller a portion of the Purchase Price equal to Eight-Million and Fifty Thousand Dollars ($8,050,000.00) through escrow, subject to adjustment pursuant to Sections 2.5, 2.6, and 5.6 hereof. The balance of the Purchase Price shall be paid as provided in Section 2.7, below.

               2.5 Vacancy Incentive Price Increases. Upon performance by
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     Seller, Buyer will make certain incentive price increases (the "Incentive
     Price Increases") at the Close of Escrow as an incentive to Seller to vacate the Property (other than the Reserved Areas) as soon as possible. The Incentive Price Increases shall equal Seven-Thousand Five-Hundred Dollars ($7,500.00) for each day prior to the Closing Date that Seller has accomplished the complete vacation of the Property (other than the Reserved Areas) and otherwise satisfied the conditions described in clauses (i),
     (iii), (iv) and (v) of Section 5.9.1, as evidenced by delivery to Buyer of Seller's notice of vacancy. The amount of such incentives shall be without limit.

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               2.6 Late Delivery Penalty. So long as Buyer shall have performed
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     all of its obligations under this Agreement, shall have satisfied the conditions described in clauses (i) and (ii) of Section 5.9.2, and is otherwise ready, willing and able to proceed with the Closing on the Closing Date, there shall be a reduction in the Purchase Price of the sum of Ten-Thousand Dollars ($10,000.00) for each such day the Closing is delayed after the Closing Date solely by reason of Seller's inability to accomplish the complete vacation of the Property (other than the Reserved Areas) and otherwise satisfy the conditions described in clauses (i),
     (iii), (iv) and (v) of Section 5.9.1. The reduction in the Purchase Price under this Section 2.6 shall be limited to a maximum of Eight-Hundred Thousand Dollars ($800,000.00).

               2.7 Reserved Areas Holdback; Balance of Purchase Price. At
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     Closing, Buyer shall additionally deposit with Escrow Holder the sum of
     One-Million Five-Hundred Thousand Dollars ($1,500,000.00), representing the balance of the Purchase Price (the "Holdback Funds"). Escrow Holder shall retain this sum and shall invest it in accordance with instructions of Seller from time to time. Interest so generated on the Holdback Funds shall be separately accounted for by Escrow Holder and designated as "Holdback Interest". The Holdback Funds and the Holdback Interest shall be disbursed as provided in Section 5.10.2."

          6. Section 3.1.4 of the Purchase Agreement is hereby amended by adding the word "Pre-Closing" before the words "Site Work".

          7. Section 3.2 of the Purchase Agreement is hereby amended by adding the word "Pre-Closing" before the words "Site Work" in the second and ninth lines thereof.

          8. Section 4.1 of the Purchase Agreement is hereby amended by adding the following new Section 4.1.7:

               "4.1.7  Seller's occupancy under Section 5.10 of this Agreement."

          9. Section 5.8 of the Purchase Agreement is hereby amended by (a) adding the phrase, "subject to Seller's rights to the Reserved Areas as provided in Section 5.10" at the end of the first sentence thereof, and (b) adding the following at the end of Section 5.8:

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     "Prior to the Close of Escrow, Seller shall perform the Site Work on those portions of the Property other than the Reserved Areas (the "Pre-Closing Site Work"). The Site Work for the Reserved Areas (the "Post-Closing Site Work") shall be completed in accordance with Section 5.10."

          10. Section 5.9.1 of the Purchase Agreement is hereby amended by adding the word "Pre-Closing" before the words "Site Work" in the seventh line thereof.

          11. The Purchase Agreement is hereby amended by adding the following new Sections 5.10, 5.11 and 5.12 after the end of Section 5.9:

          "5.10  Rights to Reserved Areas and Post-Closing Site Work.
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               5.10.1  Rights to Use and Occupy.  After the Closing, Seller
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          shall have the right to continue to occupy and use portions of the
          Property a s follows:

                    (i) Seller and its employees, agents, invitees and contractors (collectively, the "Seller Parties") shall have the right to occupy and use the Office Building without charge for the conduct of Seller's business and shall have the right to occupy the Reserved Areas without charge for the purpose of performing the Post-Closing Site Work.

                    (ii) Seller shall be liable for any damage or injury to any person or property occasioned by the acts of Seller Parties during any such occupancy and Post-Closing Site Work, and Seller shall, and does hereby, indemnify, defend and hold harmless Buyer and its officers, directors, agents and employees from any and all liens, claims, demands or liability resulting therefrom. At Closing, Seller shall deliver to Buyer evidence reasonably satisfactory to Buyer that Seller maintains: (a) comprehensive general liability insurance covering Seller's operations in the minimum amount of Two-Million Dollars ($2,000,000.00) per occurrence, and (b) workers' compensation insurance covering Seller's employees.

               5.10.2  Holdback Funds and Holdback Interest. Within five (5)
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     days after delivery by Seller to Escrow

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     Holder and Buyer of a written statement (the "Holdback Demand") certifying
     Seller's complete vacation of the Reserved Areas and the completion of the Post-Closing Site Work, Buyer shall either (a) provide written notice to Escrow Holder instructing it to disburse to Seller the amount of the Holdback Funds by such means as Seller may direct in writing to Escrow Holder, or (b) give written notice (the "Dispute Notice") to Seller and Escrow Holder that Seller failed to complete the Post-Closing Site Work and vacate the Reserved Areas. If Buyer gives a Dispute Notice, Buyer and Seller shall attempt to resolve the dispute for ten (10) business days after the giving of the Dispute Notice. If the dispute is not resolved within such ten (10) business day period, the dispute shall be determined by arbitration pursuant to Section 5.12. The Dispute Notice shall specify with reasonable particularity the basis of Buyer's claim that the Post-Closing Site Work has not been completed. If the Holdback Demand is delivered on or prior to September 1, 1998, Escrow Holder shall also distribute Holdback Interest to Seller; if such date is later than September 1, 1998, Escrow Holder shall distribute Holdback
     Interest to Buyer.

               5.11 Delay in Delivery of Reserved Areas. In the event that
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     Seller has not completed the Post-Closing Site Work and given notice of complete vacation of the Reserved Areas prior to the Outside Closing Date, Buyer shall be entitled to exercise immediate possession and sole occupancy of the Reserved Areas and the right to take control of and to complete any remaining Post-Closing Site Work, at Seller's expense in a commercially reasonable manner. In the event of such a delay beyond the Outside Closing Date and Buyer's exercise of its self-help right under this Section 5.11, Buyer shall be entitled to reimbursement of the actual and reasonable costs incurred by Buyer in completing the Post-Closing Site Work and Seller shall be entitled to the balance of the Holdback Funds. If Buyer has exercised its self-help rights under this Section 5.11, then upon completion of the Post-Closing Site Work, Buyer and Seller each may give a Holdback Demand to the other and to Escrow Holder. Within five (5) days after delivery of the Holdback Demand, the party receiving the Holdback Demand (the "Responding Party") shall either (a) provide written notice to Escrow Holder instructing it to disburse to the party making the Holdback Demand (the "Requesting Party") the amount claimed in that Holdback Demand by such means as the Requesting Party may direct in writing to Escrow Holder, or
     (b) give written notice (the "Self-Help Reimbursement Dispute Notice") to the Requesting Party and Escrow Holder specifying (i) the amount

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     (if any) claimed in the Holdback Demand that is not being disputed by the
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     Responding Party (and the Self-Help Reimbursement Dispute Notice shall constitute the Responding Party's instruction to Escrow Holder to disburse to the Requesting Party the undisputed portion of the Holdback Funds), and
     (ii) the basis of the Responding Party's claim that the amount requested by the Requesting Party exceeds the amounts to which the Requesting Party is entitled under this Section 5.11. If either or both Buyer and Seller give a Self-Help Reimbursement Dispute Notice, Buyer and Seller shall attempt to resolve the dispute for ten (10) business days after the giving of the Self-Help Reimbursement Dispute Notice. If the dispute is not resolved within that ten (10) business day period, the rights of Buyer and Seller to receive Holdback Funds shall be determined by a single arbitration pursuant to Section 5.12.

               5.12 Holdback Arbitration. Seller and Buyer waive their
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     respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with the rights of Seller or Buyer to the Holdback Funds. Any dispute as to the Holdback Funds shall be resolved by neutral binding arbitration before a single arbitrator to be held in accordance with the then existing Rules of Practice and Procedure of J.A.M.S./Endispute. Judgment on the award rendered by the arbitrator may be entered in any Court having jurisdiction over the dispute.

               15.12.1 The arbitrator shall be a retired judge of a California Superior Court, California District Court of Appeals or California Supreme Court.

               15.12.2 Hearings shall be held in Los Angeles, California or another venue determined by mutual agreement of the parties.

               15.12.3 Any demand for arbitration must be made in writing to the other party. No demand for arbitration may be made after the date on which the institution of legal proceedings based on the claim, dispute, or other matter is barred by the applicable statute of limitations. Any questions as to the applicable statute of limitations shall be determined by the arbitration proceeding.

               15.12.4 The arbitrator shall have the power to determine whether the Post-Closing Site Work has been

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     completed, the date it was completed and, as to a Self Help Reimbursement
     Dispute Notice, the amount of the funds from the Holdback Funds that Buyer is entitled to receive. The arbitrator shall prepare and provide to the parties a written decision on all matter subject to the arbitration, including factual findings and the reasons that form the basis of the arbitrator's decision. The arbitrator shall not have the power to commit errors of law or legal reasoning, and the award of the arbitrator shall be subject to vacation or correction for any such error or any other grounds specified in Code of Civil Procedure Section 1286.2 or Section 1286.6. The award of the arbitrator shall be mailed to the parties no later than thirty
     (30) days after the close of the arbitration hearing. The arbitration proceeding shall be reported by a certified shorthand court reporter. Written transcripts of the proceedings shall be prepared and made available to the parties.

               15.12.5 The parties shall have the right to whatever discovery the arbitrator shall approve. All discovery disputes shall be resolved by the arbitrator.

               15.12.6 The provisions of the California Evidence Code shall apply to the arbitration hearing.

               15.12.7 The prevailing party shall be awarded from funds provided by the losing party (rather than from Holdback Funds): reasonable attorney fees, expert and nonexpert witness expenses, and other costs and expenses incurred in connection with the arbitration, including without limitation the costs and fees of the arbitration and arbitrator. Any dispute over such fees, costs and expenses shall also be resolved by arbitration in accordance with the terms of this Section 15.12 and the decision of the arbitrator in such proceeding may not be appealed by either party.

          12.  The Purchase Agreement is hereby amended by deleting Exhibit E
                                                                    ---------
therefrom and replacing it with Exhibit E attached hereto to reflect a change in
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the Construction Zone.

          13. Seller agrees to execute and deliver, at no cost to Seller, an easement in the form of the Easement Grant attached hereto.

          14. Section 9.1.2 of the Purchase Agreement is hereby amended by increasing the amount $10,500,000.00 to the

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amount $10,800,000.00, both places that it appears.

          15. Except as and to the extent expressly amended hereby, the Purchase Agreement is unmodified and in full force and effect. This Agreement and the Purchase Agreement are the entire agreement between Buyer and Seller with respect to the matters described therein and herein, and neither the Purchase Agreement nor this Agreement may modified except by a written agreement signed by Buyer and Seller. No reference to this Agreement is necessary in any instrument or document at any time referring to the Purchase Agreement, a reference to the Purchase Agreement being deemed a referenced to the Purchase Agreement, as amended by this Agreement. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original and all of which, when taken together, will be deemed to be one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


               SELLER:

               CERTIFIED GROCERS OF CALIFORNIA, LTD.
               a California corporation

               By:     ___________________________

               Name:   ___________________________

               Title:  ___________________________



               BUYER:

               SMART & FINAL STORES CORPORATION,
               a California corporation


               By:      /s/ Robert G. Wess
                       ---------------------------
               Name:    Robert G. Wess
                       ---------------------------
               Title:   Vice President
                       ---------------------------

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               By:     /s/ Richard N. Phegley
                       ________________________

               Name:   Richard N. Phegley
                       ________________________

               Title:  Vice President
                       ________________________

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